Exhibit 5.1

Opinion of Messner Reeves LLP

March 1, 2017

Chipotle Mexican Grill, Inc.

1401 Wynkoop Street, Suite 500

Denver, CO 80202

Re:	Chipotle Mexican Grill, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

Chipotle Mexican Grill, Inc., a Delaware corporation (the “Company”), is filing today with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration by the Company of 2,882,463 shares of the Company’s common stock, par value $0.01 per share, to be offered and sold by the selling shareholder identified in the Registration Statement (the “Shares”). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

We have examined, among other things, originals and/or copies (certified or otherwise identified to our satisfaction) of such documents, papers, statutes, and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company.

Based on the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and non-assessable.

This opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction or any other laws of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the selling shareholders or the Shares.

Sincerely,

/s/ Jeremy S. Wysocki, Esq.

Jeremy S. Wysocki, Partner